UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-42584	46-1722812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(866) 418-5144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2026, SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Company”) and SmartStop OP, L.P., a Delaware limited partnership (“the “Operating Partnership” and, together with the Company, “SmartStop”), entered into a distribution agreement (the “Agreement”) with each of J.P. Morgan Securities, LLC, BMO Capital Markets Corp., Evercore Group L.L.C., Huntington Securities, Inc., KeyBanc Capital Markets Inc., M&T Securities, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC, as sales agents (in such capacity, “Sales Agents”), the Forward Sellers (as defined below and together with the Sales Agents, the “Agents”) and the Forward Purchasers (as defined below). Pursuant to the Agreement, the Company may issue and sell, from time to time, shares of its common stock, par value $0.001 per share (the “Common Stock”) having an aggregate offering price of up to $300 million (the “Shares”). The Agents will act as the Company’s Sales Agents, or through the Forward Sellers as sales agents to the relevant Forward Purchasers, in connection with any offerings of Shares pursuant to the Agreement. The Company may sell Shares to an Agent as principal for its own account, at a price and discount to be agreed upon at the time of sale pursuant to a separate terms agreement. In addition, we have entered into forward sale agreements under separate master forward confirmations (each, a “Forward Sale Agreement”, and collectively, the “Forward Sale Agreements”), between us and each of JPMorgan Chase Bank, National Association, Bank of Montreal, Huntington Securities, Inc., KeyBanc Capital Markets, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank, Wells Fargo Bank, National Association, or their respective affiliates (each a “Forward Purchaser,” and collectively, the “Forward Purchasers”).

The sales, if any, of the Shares under the Agreement, made to or through the Agents, as the Company’s Sales Agents or as Forward Sellers on behalf of the Forward Purchasers, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.

If the Company enters into a Forward Sale Agreement with any Forward Purchaser, the Company expects that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Forward Seller, Shares to hedge such Forward Purchaser’s exposure under such Forward Sale Agreement. A “Forward Seller” refers to a Sales Agent, when acting as sales agent for the relevant Forward Purchaser. The Company will not initially receive any proceeds from any sale of Shares borrowed by a Forward Purchaser or its affiliate and sold through the relevant Forward Seller.

The Company currently expects to fully physically settle each Forward Sale Agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company would expect to receive aggregate net cash proceeds at settlement equal to the number of Shares specified in such Forward Sale Agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any Forward Sale Agreement, in which case the Company may not issue any Shares and instead may pay or receive cash (in the case of cash settlement) or may issue to or receive Shares from (in the case of net share settlement) the relevant Forward Purchaser.

The Company shall specify to the applicable Agent the maximum number of Shares to be sold through such Agent as Sales Agent and the minimum price per Share below which such sales may not be made. In connection with any forward sale agreement, the Company will deliver instructions to the relevant Sales Agent directing such Sales Agent, as Forward Seller, to offer and sell the applicable borrowed shares of Common Stock on behalf of the relevant Forward Purchaser. Such instructions shall specify the maximum number of shares to be sold and the minimum price per share at which such shares may be sold. The Company is not obligated to sell any Shares under the Agreement or to enter into any Forward Sale Agreement.

The Company will pay the applicable Agent a commission not to exceed 2.0% of the gross sales price of the Shares sold through it as Sales Agent and will reimburse the Sales Agents for certain customary expenses incurred in connection with their services under the Agreement. In connection with each Forward Sale Agreement, the Company will pay the applicable Forward Seller in connection with such Forward Sale Agreement, a commission, through a reduction to the initial forward price under the relevant Forward Sale Agreement, at a mutually agreed rate that will not exceed 2.0% of the gross sales price of the borrowed Shares sold through such Forward Seller during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any ordinary dividends having an “ex-dividend” date during such forward selling period). The Company intends to use any net proceeds from the sale of the Shares from time to time for general corporate purposes, including, without limitation, the funding of future acquisitions, the funding of development and redevelopment costs, and the reduction, from time to time, of the Company’s outstanding indebtedness, including borrowings under the Company’s revolving credit facility.

In the Agreement, Smartstop made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement and also agreed to indemnify the Agents and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act.

The foregoing descriptions of the material terms of the Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to full text of the Agreement (which includes as a schedule the form of Forward Sale Agreement), which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Shares sold in the offering will be issued pursuant to SmartStop’s automatic shelf registration statement on Form S-3 (File No. 333-292583) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2026. On March[19], 2026, SmartStop filed with the SEC a prospectus supplement to the prospectus included in the Registration Statement relating to the offering contemplated by the Agreement (the “ATM Prospectus Supplement”).

Item 8.01	Other Events

The legal opinion of Nelson Mullins Riley & Scarborough LLP relating to the legality of the Shares offered by the Prospectus Supplement accompanies this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Distribution Agreement, dated March 19, 2026, by and among the Company, the Operating Partnership and Sales Agents

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the legality of the securities being offered

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date: March 19, 2026	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer